Exhibit 99.1

Transcat Announces Fiscal 2004 First Quarter Results;
Reports Net Profit In The First Quarter

ROCHESTER, NY – July 17, 2003 – Transcat, Inc. (Nasdaq: TRNS), a leading global distributor of professional grade test, measurement, and calibration instruments and a provider of calibration and repair services, today announced financial results for its first quarter ended June 28, 2003.

Commenting on the fiscal year 2004 first quarter results, Carl E. Sassano, President and Chief Executive Officer, stated: “We are very pleased to report our fourth consecutive net profitable quarter and continued improvement over the prior fiscal year in the face of a sustained challenging economic environment.

“We continued to achieve profitability despite an 11.5% decrease in sales compared to the prior year fiscal quarter. 90% of the sales decrease in the fiscal year 2004 first quarter came from our distribution products segment, which continues to be impacted by economic factors. The 3.5% reduction in our calibration services sales was in line with our expectations, having closed four calibration laboratories in fiscal year 2003.

“We believe that our results are in line with our strategy of executing and sustaining a consistent, profitable business model, regardless of economic conditions.”

Net sales for the fiscal year 2004 first quarter were $12.6 million compared with net sales of $14.2 million during the fiscal year 2003 first quarter. Distribution products net sales for the current quarter were $8.0 million compared with net sales of $9.5 million in the prior fiscal year quarter. Calibration services sales for the current quarter were $4.6 million compared with net sales of $4.7 million in the prior fiscal year quarter.

Net income for the fiscal year 2004 first quarter was $0.2 million, or $0.03 per share, as compared with a net loss before cumulative effect of a change in accounting principle of $0.1 million, or $0.02 per share in the prior fiscal year quarter.

The Company also indicated that the following factors be considered in evaluating the fiscal year 2004 first quarter results:

•	Distribution products gross profit percentage decreased to 24.8%, or one margin point, from the prior fiscal year quarter, as a result of increased promotional activity in a weak economic environment;

•	Calibration services gross profit percentage increased to 24.5%, or nine margin points, from the prior fiscal year quarter, benefiting from the actions taken in the prior year;

•	Operating expenses remained relatively consistent as a percent of net sales with the prior fiscal year quarter; and,

•	Interest expense decreased by 58.0% compared to the prior fiscal year quarter as a result of: 1) debt restructuring in the third quarter of fiscal year 2003; and, 2) operating cash flow driven through inventory control and strong cash collections.

About Transcat, Inc.

Transcat, Inc. is a leading distributor of professional grade test, measurement, and calibration instruments and a provider of calibration and repair services primarily throughout the process, life science, and manufacturing industries.

Through the Company’s distribution products segment, Transcat markets and distributes national and proprietary brand instruments to approximately 10,000 global customers. Transcat’s Master Catalog offers easy access to more than 25,000 instruments, such as: calibrators, deadweight testers, temperature devices, multimeters, oscilloscopes, pressure pumps, testers, recorders, and related accessories, from nearly 250 of the industry’s leading manufacturers including Fluke, Hart Scientific, Agilent, Ametek, and GE-Druck. In addition, Transcat is the exclusive worldwide distributor for Altek and Transmation products. The majority of this instrumentation requires expert calibration service to ensure that it maintains the most exacting measurements.

Through the Company’s calibration services segment, Transcat offers precise, reliable, fast calibration services through ten Calibration Centers of Excellence strategically located across the United States and Canada to approximately 8,000 customers. To support the Company’s customers calibration service needs, Transcat delivers the industry’s highest quality calibration services and repairs. Each of the calibration laboratories is ISO-9000: 2000 registered with Underwriter’s Laboratories, Inc. and the scope of accreditation to ISO/IEC 17025 is the widest in the industry.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are subject to various risks and uncertainties. The Company’s actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors that may be beyond the Company’s control.

TRANSCAT, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	First Quarter Ended

	June 28,	June 30,
	2003	2002

Product Sales	$8,024	$9,499
Service Sales	4,570	4,735

Net Sales	12,594	14,234

Cost of Products Sold	6,036	7,024
Cost of Services Sold	3,450	4,015

Total Cost of Products and Services Sold	9,486	11,039

Gross Profit	3,108	3,195

Selling, Marketing, and Warehouse Expenses	2,076	2,099
Administrative Expenses	838	1,003

Total Operating Expenses	2,914	3,102

Operating Income	194	93

Interest Expense	103	245
Other Income	(95)	(7)

Total Other Expense	8	238

Income (Loss) Before Income Taxes and Cumulative Effect of a Change in Accounting Principle	186	(145)
Provision for Income Taxes	8	–

Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	178	(145)
Cumulative Effect of a Change in Accounting Principle	–	(6,472)

Net Income (Loss)	$178	$(6,617)

Basic and Diluted Earnings (Loss) Per Share:
Before Cumulative Effect of a Change in
Accounting Principle	$0.03	$(0.02)
From Cumulative Effect of a Change in Accounting Principle	–	(1.06)

Total Basic and Diluted Earnings (Loss) Per Share	$0.03	$(1.08)

Average Shares Outstanding (in thousands)	6,180	6,127

Certain reclassifications of prior year quarter financial information have been made to conform to current quarter presentation.

TRANSCAT, INC.
Consolidated Balance Sheets
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	June 28,	March 31,
	2003	2003

ASSETS
Current Assets:
Cash	$135	$114
Accounts Receivable, less allowance for doubtful accounts of $118 and $114 as of June 28, 2003 and March 31, 2003, respectively	6,158	6,879
Other Receivables	162	159
Finished Goods Inventory, net	2,732	2,842
Income Taxes Receivable	314	799
Prepaid Expenses and Deferred Charges	581	454

Total Current Assets	10,082	1,247
Property, Plant and Equipment, net	2,439	2,556
Goodwill	2,524	2,524
Deferred Charges	165	197
Other Assets	234	234

Total Assets	$15,444	$16,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$666	$666
Accounts Payable	4,215	3,738
Accrued Payrolls, Commissions and Other	1,188	1,862
Income Taxes Payable	100	100
Deposits	64	64

Total Current Liabilities	6,233	6,430
Long-Term Debt, less current portion	4,532	5,916
Deferred Compensation	156	170
Deferred Gain on TPG Divestiture	1,544	1,544

Total Liabilities	12,465	14,060

Stockholders’ Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,301,689 and 6,296,000 shares issued as of June 28, 2003 and March 31, 2003, respectively; 6,182,331 and 6,176,642 shares outstanding as of June 28, 2003 and March 31, 2003, respectively	3,151	3,148
Capital in Excess of Par Value	3,035	3,031
Warrants	518	518
Accumulated Other Comprehensive Loss	(139)	(235)
Retained Deficit	(3,133)	(3,311)
Less: Treasury Stock, at cost, 119,358 shares	(453)	(453)

Total Stockholders’ Equity	2,979	2,698

Total Liabilities and Stockholders’ Equity	$15,444	$16,758

TRANSCAT, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	(Unaudited)
	First Quarter Ended

	June 28,	June 30,
	2003	2002

Cash Flows from Operating Activities:
Net Income (Loss)	$178	$(6,617)
Cumulative Effect of a Change in Accounting Principle	–	6,472

Net Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	178	(145)
Adjustments to Reconcile Net Income (Loss) Before Cumulative Effect of a Change in Accounting Principle to Net Cash Provided by Operating Activities:
Depreciation and Amortization	436	521
Provision for Doubtful Accounts Receivable and Returns	(70)	–
Common Stock Expense	7	–
Other	–	18
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	718	1,661
Inventories	110	167
Income Taxes Receivable / Payable	485	1
Prepaid Expenses, Deferred Charges, and Other	(280)	(101)
Accounts Payable	477	(1,079)
Accrued Payrolls, Commissions, and Other	(604)	(715)
Deposits	–	(64)
Deferred Compensation	(14)	(14)

Net Cash Provided by Operating Activities	1,443	250

Cash Flows from Investing Activities:
Purchase of Property, Plant and Equipment	(134)	(195)

Net Cash Used in Investing Activities	(134)	(195)

Cash Flows from Financing Activities:
Revolving Line of Credit, net	(1,259)	201
Payments on Long-Term Borrowings	(125)	(675)
Net Cash Used in Financing Activities	(1,384)	474)

Effect of Exchange Rate Changes on Cash	96	85

Net Increase (Decrease) in Cash	21	(334)
Cash at Beginning of Period	114	508

Cash at End of Period	$135	$174